Cytori Announces Expiration of Rights Offering and Estimated Gross Proceeds of $17.1 Million
June 13, 2016
SAN DIEGO — (BUSINESS WIRE) Cytori Therapeutics, Inc. ("Cytori" or the "Company") (NASDAQ: CYTX) announced today that the subscription period for its previously announced rights offering (the "offering") of units at a subscription price of $2.55 per unit, expired on June 10, 2016 and are no longer exercisable.
Based on the review of results provided by the company's subscription agent, Broadridge Corporate Issuer Solutions, Inc., Cytori estimates that it will receive aggregate gross proceeds from the offering of approximately $17.1 million. The results of the offering and Cytori's estimates regarding the aggregate gross proceeds of the offering to be received by the Cytori are preliminary and subject to finalization and verification by its subscription agent.  Cytori expects the subscription agent and the Depositary Trust Company to finish tabulating the results on or about June 13, 2016.
Cytori anticipates that closing of the offering will occur on or about Wednesday, June 15, 2016, subject to satisfaction or waiver of all conditions to closing.  Upon the closing, the subscription agent will distribute, by way of direct registration in book-entry form or through the facilities of DTC, as applicable, the common stock and warrants to holders of rights who validly exercised their rights and paid the subscription price in full.  No physical stock or warrant certificates will be issued to stockholders.
After issuance of the units under the offering, Cytori will have approximately 20.5 million shares of Common Stock issued and outstanding, and approximately 3.4 million warrants issued in the offering, which warrants will be exercisable for an aggregate of up to 3.4 million shares of Common Stock at an exercise price of $3.06 per share.  Subject to satisfaction of all conditions precedent to listing, Cytori anticipates that the warrants issued pursuant to the offering will commence trading on The Nasdaq Stock Market under the symbol "CYTXW" (CUSIP Number 23283K121) on or about June 15, 2016.
Maxim Group LLC acted as dealer-manager for the rights offering.
If you have questions about the offering, please contact Broadridge Corporate Issuer Solutions, Cytori's information agent for the offering, by calling (855) 793-5068 (toll-free); or Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention Syndicate Department, email: syndicate@maximgrp.com or telephone (212) 895-3745.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Cytori's registration statement on Form S-1 was declared effective by the U.S. Securities and Exchange Commission (SEC) on May 26, 2016. The prospectus, the prospectus supplement no. 1 thereto dated May 31, 2016 and the prospectus supplement no. 2 thereto dated June 6, 2016, and all of Cytori's SEC filings may be found in the Investor Relations section of Cytori's website at www.ir.cytori.com.
Cautionary Note Relating to Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this release, other than statements of historical fact, constitute "forward-looking statements." The words "expects," "believes," "potential," "possibly," "estimates," "may," "could" and "intends," as well as similar expressions, are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements which are not strictly historical statements, including, without limitation, statements regarding conduct and timing of our proposed rights offering, are forward looking statements. Forward looking statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks include our financial condition (including cash runway, our ability to access additional capital to fund our business, and our expectation that we will continue to incur losses at least in the near-term); clinical and regulatory uncertainties (including conduct and results of our clinical trials and investigator-initiated clinical trials using our technology, and challenges in obtaining and maintaining regulatory clearances and approvals for our products); market acceptance of our technologies, including introduction of superior technologies into our anticipated markets; our ability to compete with larger, better financed competitors; dependence on third party clinical investigators, suppliers and manufacturers; our ability to commercialize and sell products; our abilities to maintain compliance with NASDAQ listing standards; our compliance with laws, rules and regulations applicable to our business; our ability to attract and retain skilled personnel; our volatile stock price, and; our ability to protect and expand our intellectual property rights, and other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any changes in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our registration statement on Form S-1 for the proposed rights offering, as well as our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Cytori Therapeutics, Inc.
Tiago Girao, +1 (858) 458.0900
ir@cytori.com